Exhibit 10.1
EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (this “Agreement”), effective as of November 10, 2008 (the “Effective Date”), is between Rural Hospital Acquisitions LLC., an Oklahoma Limited Liability Company (the “Company”), and Thomas Rice (“Rice”). The Company and Rice are collectively referred to in this Agreement as the “Parties.”
Background
The company wishes to employ Rice as its President and Chief Operating Officer, and the Parties desire to provide for the employment of Rice as of the Effective Date in accordance with the terms of this Agreement.
Terms of Agreement
The Parties agree as follows:
1. EMPLOYMENT. The Company employs Rice to devote his personal services to the business and affairs of the Company, and Rice accepts such employment, on the terms and conditions stated in this Agreement.
1.1. Duties. Rice’s title and position shall be President and Chief Operating Officer of the Company. Rice’s duties will be those customarily performed by persons acting in that capacity and those that may be designated by the Company’s Board of Managers (the “Board”) and consistent with the title and position of President and Chief Operating Officer of the Company. Rice shall report directly to the Company’s Board. Rice shall also serve, upon request and without additional compensation, as an officer or a director, or both, of any parent, subsidiary, division, or affiliate of the Company or any other entity in which the Company holds an equity interest or which it sponsors.
1.2. Full-Time Employee. Rice shall devote his full time (except for reasonable vacation time and absence for any disability), attention, and best efforts to the performance of his duties described in Article 1.1.
2. TERM. The term of Rice’s employment under this Agreement (the “Term”) shall commence on the Effective Date and shall continue until terminated pursuant to Article 5.
3. COMPENSATION. As compensation for the services rendered by Rice under this Agreement, the Company shall, during the Term, pay or provide Rice the following:
3.1. Base Salary. The Company shall pay Rice during the Term a base salary equal to Two Hundred Seventy Five Thousand Dollars ($275,000.00) per fiscal year of the Company (“Base Salary”). Base Salary shall be paid in equal installments every two weeks, in arrears, at the Company’s regular and routine payroll dates, or at such intervals as may otherwise be agreed upon by the Parties, and in accordance with any other payroll procedures of the Company. Base Salary shall be prorated in any fiscal year during which Rice is employed under this Agreement for less than the entire fiscal year, in accordance with the number of days in that fiscal year during which Rice is so employed. Base Salary shall also be prorated (on a daily basis) for any partial payroll period of employment under this Agreement.

3.2. Annual Incentive Bonus. Rice shall be eligible to receive an annual incentive bonus as determined by the Company’s Board or the Compensation Committee of the Board. Rice shall be entitled to a minimum guaranteed bonus of $25,000 upon the First Anniversary of this agreement.
3.3. Option. Rice shall be eligible to participate in any stock option, performance share, phantom stock, or similar long-term stock-based incentive plan adopted by the Company for its employees in effect during the Term, including the Option Plan. The extent to which Rice shall participate in any such plan will be determined by the board of directors or the compensation committee of Tri-Isthmus Group, Inc. the ultimate parent company of the Company. Concurrently, with the Effective Date of this Agreement, Rice shall receive seven (7) year options to purchase up to five hundred thousand (500,000) shares of the Company’s common stock at a strike price of $0.625 per share. Such options shall vest on the following schedule: options to purchase up to one hundred twenty-five thousand (125,000) shares shall vest immediately; options to purchase up to one hundred twenty-five thousand (125,000) shares shall vest on the first anniversary of the Effective Date of this Agreement; and options to purchase up to an additional two hundred fifty thousand (250,000) shares shall vest on the second anniversary of the Effective Date of this Agreement, provided, however, that Rice must be employed by the Company on the vesting dates set forth above in order to receive these options. The terms and conditions of these options shall be as set forth in an option grant agreement between the Company and Rice.
3.4. Savings and Retirement Plans. Rice shall be eligible to participate in any bonus, savings, deferred compensation, retirement or pension, or death benefit plan adopted by the Company for its employees generally in effect during the Term.
3.5. Welfare Benefit Plans. Rice shall be eligible to participate in any life insurance, medical, dental, and hospitalization insurance, disability insurance benefit, or other similar employee welfare benefit plan or program adopted by the Company covering its employees generally in effect during the Term. In addition, until such time as the Company adopts a medical/hospitalization plan, Rice shall be reimbursed for the cost of his individual health insurance premium with Blue Cross/Blue Shield of South Carolina or such other major medical insurance carrier that Rice may choose.
3.6. Paid Time Off. Rice shall be entitled to twenty (20) days of paid vacation or time off (“PTO”) per fiscal year of the Company, in accordance with the Company’s PTO policies, practices, and procedures in effect during the Term. Such PTO shall, however, be prorated in any fiscal year during which Rice is employed under this Agreement for less than the entire fiscal year, in accordance with the number of days in that fiscal year during which Rice is so employed.

3.7. Tax Withholding. The Company may deduct from any compensation or other amount payable to Rice under this Agreement (including under Article 5) social security (FICA) taxes and all federal, state, municipal, and other taxes or governmental charges as may, in the Company’s judgment, be required.
3.8. Participation in Compensation and Benefit Plans. Rice’s participation during the Term in any or all of the plans or programs adopted by the Company described in Articles 3.3 through 3.5 (“Compensation and Benefit Plans”) will be subject to the terms and conditions of those Compensation and Benefit Plans as they now exist or may hereafter be adopted, amended, restated, or discontinued by the Company, including the satisfaction of all applicable eligibility requirements and vesting provisions of those Compensation and Benefit Plans. The Company shall have no obligation under this Agreement to continue any or all of the Compensation and Benefit Plans that now exist or are hereafter adopted. To the extent that Rice is eligible to participate in any Compensation and Benefit Plan existing on the date of this Agreement for which a plan description or plan materials are available, the Company has provided to Rice, and Rice hereby acknowledges receipt of, a copy of the correct and complete written plan description or plan materials distributed to participants or prospective participants.
4. EXPENSE REIMBURSEMENT. During the Term, Rice may incur, and shall be reimbursed by the Company for, reasonable, ordinary and necessary, and documented business expenses to the extent that Rice complies with, and reimbursement is permitted by, the Company’s policies, practices, and procedures.
5. EMPLOYMENT TERMINATION. Either Party may terminate Rice’s employment under this Agreement by giving written notice of termination to the other Party. If the Company is terminating, it shall include in that notice a statement whether the termination is because of Disability or for Cause or without Cause. The Parties’ respective rights and obligations upon the termination of Rice’s employment under this Agreement are as follows:
5.1. Termination Generally. Upon any termination of Rice’s employment under this Agreement, the Company shall pay or provide Rice the following:
5.1.a. Any amount of Base Salary earned by, but not yet paid to, Rice through the effective date of termination of employment, as further described below (the “Termination Date”);
5.1.b. All benefits that have been earned by or vested in, and are payable to, Rice under, and subject to the terms (including all eligibility requirements) of, the Compensation and Benefit Plans in which Rice participated through the Termination Date;
5.1.c. All reimbursable expenses due, but not yet paid, to Rice as of the Termination Date under Article 4; and
5.1.d. An amount equal to all accrued and unused PTO, calculated in accordance with the Company’s PTO policies, practices, and procedures (including authorized deductions and the deductions required by law), through the Termination Date.

The amount of Base Salary due under Section 5.1.a shall be paid no later than thirty (30) business days after the Termination Date; the amounts or benefits due under Section 5.1.b shall be paid or provided in accordance with the terms of the Compensation and Benefit Plans under which such amounts or benefits are due to Rice; and the amounts due under Sections 5.1.c and 5.1.d shall be paid in accordance with the terms of the Company’s policies, practices, and procedures regarding reimbursable expenses and PTO, respectively. Except as expressly provided below in this Article 5, upon paying or providing Rice the preceding amounts or benefits, the Company shall have no further obligation or liability under this Agreement for base salary or any other cash compensation or for any benefits under any of the Compensation and Benefit Plans. Upon termination of Rice’s employment, Rice shall be deemed to have resigned from any position as an officer or director, or both, of any parent, subsidiary, division, or affiliate of the Company or any other entity in which the Company holds an equity interest or which it sponsors that Rice then holds; no written resignation need be given or delivered to the Company.
In this Agreement, the Termination Date shall be (i) the date of Rice’s death, (ii) the third business day after the date on which the Company gives notice of termination because of Disability, or (iii) the date of termination specified in any other notice of termination, or if not specified in the notice of termination, the date that notice of termination is given.
In this Agreement, “Disability” means Rice’s permanent and total disability, which shall be deemed to exist if he is unable reasonably to perform his duties under this Agreement because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for at least ninety (90) consecutive days. Any Disability shall be determined by the Board or an authorized committee or representative thereof (“Representative”), in its sole and absolute discretion, upon receipt of competent medical advice from a qualified physician selected by or acceptable to the Board or its Representative. Rice shall, if there is any question about his Disability, submit to a physical examination by a qualified physician selected by the Board or its Representative.
In this Agreement, “Cause” means any of the following: (i) Rice’s failure to substantially perform his duties under this Agreement, other than any such failure resulting from his incapacity due to physical or mental illness or Disability; (ii) Rice’s engaging in any action which, or omitting to engage in any action the omission of which, has been, is, or is reasonably expected to be substantially injurious (monetarily or otherwise) to the Company or its business or reputation; (iii) Rice’s performance of any act or omission constituting dishonesty that results, directly or indirectly, in significant gain or enrichment of Rice or his family or affiliates at the expense of the Company; or (iv) any breach by Rice of any obligation under any of Articles 6, 7, 8, and 9. Whether an event or circumstance constituting Cause exists will be determined in good faith by the Board or its Representative. If the Company believes that Cause for termination exists under clause (i) above in this paragraph, the Company shall notify Rice of that belief, and that notice shall describe the event or circumstance believed to constitute Cause for termination. If that event or circumstance may reasonably be remedied or corrected, Rice shall have thirty (30) days to effect that correction or remedy. If not corrected or remedied within that thirty (30) day period, Cause for termination shall immediately be deemed to exist, and Rice’s employment shall be deemed terminated. If the Company believes that Cause for termination exists under any of clauses (ii), (iii), and (iv) above in this paragraph, the Company shall notify Rice of that belief, and that notice shall constitute immediate termination of Rice’s employment.

Rice may voluntarily terminate his employment under this Agreement only by giving at least thirty (30) days’ prior written notice to the Company. Rice shall not be liable to the Company for breach of this Agreement because of his termination of employment in accordance with the preceding sentence.
5.2. Termination Without Cause or Upon Death or Disability. If Rice’s employment is terminated by death or by the Company because of Disability or without Cause, Rice (or his legal representative, estate, or heirs) shall be entitled to receive from the Company, as liquidated damages:
5.2.a. The continued payment of Base Salary, at the rate in effect at the Termination Date, for six (6) consecutive months following the Termination Date (the “Severance Payments”). Once Rice has been employed by the Company for at least twelve (12) consecutive months, the continued payment of Base Salary in effect at the Termination Date shall be for a period of twelve (12) months following the Termination date; and
5.2.b. If Rice elects and maintains continued coverage under the Consolidated Omnibus Benefits Reconciliation Act of 1985 and corresponding regulations (“COBRA”), then for up to the twelve (12) consecutive months immediately after the Termination Date, payments in an amount equal to the difference between (i) the premiums paid or payable by Rice for coverage under COBRA for himself and his dependents (if any) and (ii) the premiums that he would have paid for comparable coverage under the Company’s then current group insurance plan or plans if his employment under this Agreement had not ceased (the “Insurance Payments”); except that the Insurance Payments shall expire or terminate immediately upon Rice’s becoming eligible for coverage under another employer’s plan or policy.
The Severance Payments shall be paid at the dates on which Rice’s Base Salary would have been payable if his employment under this Agreement had not been terminated. The Company will commence the Severance Payments and the Insurance Payments within ten (10) business days after the first business day on which the release executed and delivered in accordance with Section 5.3.a becomes irrevocable by Rice (or his legal representative, estate, or heirs). The Company’s obligations for the Insurance Payments are not intended to negate or impair any obligation of the Company or right of Rice under COBRA. The Severance Payments and the Insurance Payments shall be in addition to the amounts or benefits to which Rice is entitled under Article 5.1. Any Severance Payments or Insurance Payments (or both) under this Article 5.2 shall not be deemed the continuation of Rice’s employment for any purpose.

5.3. Conditions to Severance Payments. Except as provided in Section 5.2.b and below in this Article 5.3, none of the Severance Payments and the Insurance Payments under Article 5.2 will be subject to reduction as the result of future compensation earned or received by Rice (including by self-employment), and Rice shall have no duty to mitigate his damages. The Severance Payments and the Insurance Payments shall, however, be conditioned upon:
5.3.a. The Company’s receipt of a Settlement Agreement, General Release, and Covenant Not to Sue executed and performed by Rice (or his legal representative, estate, or heirs) in substantially the form of Exhibit “A” to this Agreement (the “Release Agreement”); and
5.3.b. the compliance by Rice (or his legal representative, estate, or heirs) with Articles 6, 7, 8, and 9 after the Termination Date as specified in those Articles, as well as with the Release Agreement.
The Company may cease or reduce the Severance Payments or the Insurance Payments (or both) if, and the Company shall be entitled to a return of the Severance Payments and the Insurance Payments (or both) made to the extent that, there is or has been any material violation by Rice (or his legal representatives, estate, or heirs) of any of Articles 6, 7, 8, and 9 or of the Release Agreement.
5.4. Termination for Cause or by Rice. If Rice’s employment is terminated by the Company for Cause or is voluntarily terminated by Rice, then Rice shall not be entitled to any payments under this Agreement other than the amounts or benefits to which he is entitled under Article 5.1.
5.5. Post-Termination Survival. The provisions of this Article 5 shall survive the termination of Rice’s employment by the Company and its subsidiaries to the extent necessary to effect the post-termination payments or benefits to which Rice is entitled under the terms of this Article 5.
6. CONFIDENTIAL INFORMATION. The Company shall provide to Rice, during the Term, access to various trade secrets, confidential information, and proprietary information of the Company (which, in this Article 6 as well as in Articles 7, 8, and 9, shall include the Company’s parents, subsidiaries and affiliates) which are valuable and unique to the Company (“Confidential Information”). Confidential Information includes the Company’s plans, policies, and procedures as well as the plans, policies and procedures of other persons having relationships that are material to the Company’s business and affairs. Rice shall not, either while in the employ of the Company or at any time thereafter, (i) use any of the Confidential Information, or (ii) disclose any of the Confidential Information to any person not an employee of the Company or not engaged to render services to the Company, except (in either case) to perform his duties under this Agreement or otherwise with the Company’s prior written consent. Nothing in this Article 6 shall preclude Rice from the use or disclosure of information generally known to the public or not considered confidential by the Company or from any disclosure to the extent required by law or court order (though Rice must give the Company prior notice of any such required disclosure and must cooperate with any reasonable requests of the Company to obtain a protective order regarding, or to narrow the scope of, the Confidential Information required to be disclosed). All files, records, documents, information, data, and similar items relating to the business or affairs of the Company, whether prepared by Rice or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be removed from the premises from the Company, except in the ordinary course of business as part of Rice’s performance of his duties under this Agreement, and (in any event) shall be promptly returned or delivered to the Company (without Rice’s retaining any copies) upon the termination of employment under this Agreement.

7. NONCOMPETITION. Rice acknowledges that, in addition to his access to and possession of Confidential Information, during the Term he will acquire valuable experience and special training regarding the Company’s business and that the knowledge, experience, and training he will acquire would enable him to injure the Company if he were to engage in any business that is competitive with the business of the Company. Therefore, Rice shall not, at any time during the Term and for the twelve (12) consecutive months immediately after the Termination Date, directly or indirectly (as an employee, employer, consultant, agent, principal, partner, shareholder, officer, director, or manager or in any other individual or representative capacity), engage, invest, or participate in any business in direct competition with the rural hospital business of the Company within a fifty (50)-mile radius of each location, or set or group of locations, (i) at, from, or to which the Company conducts or has conducted business or renders, provides, or delivers, or has rendered, provided, or delivered, services or products during the Measurement Period (as defined below) or (ii) that is or has been, during the Measurement Period, the subject of a Proposal (as defined below) to conduct business or render, provide, or deliver services or products thereat, therefrom, or thereto. “Measurement Period” means, with respect to Rice’s activity (A) at any time during the Term, the Term, and (B) at any time on or after the Termination Date, the six (6) consecutive months preceding, and including, the Termination Date. “Proposal” means a written or formal proposal, bid, arrangement, understanding, or agreement by the Company to or with another person that reflects or contains negotiated or substantive terms, but does not include any marketing contact by the Company where the other person has not solicited that contact or indicated any interest in doing business with the Company. (Rice shall not be prohibited, however, from owning, as a passive investor, less than five percent (5%) of the publicly traded stock or other securities of any entity engaged in a business competitive with that of the Company.) Rice represents and agrees that (x) the Company has agreed to provide him, and he will receive from the Company, special experience and knowledge, including Confidential Information, (y) because the Confidential Information is valuable to the Company, its protection (particularly from any competitive business) constitutes a legitimate interest to be protected by the Company by enforcement of the restriction in this Article 7, and (z) the enforcement of the restriction in this Article 7 would not be unduly burdensome to Rice and that, in order to induce the Company to enter into this Agreement (which contains various benefits to Rice and obligations of the Company with respect to Rice’s employment), Rice is willing and able to engage, invest, or participate in business after the Termination Date so as not to violate this Article 7. The Parties agree that the restrictions in this Article 7 regarding scope of activity, duration, and geographic area are reasonable; however, if any court should determine that any of those restrictions is unenforceable, that restriction shall not thereby be terminated, but shall be deemed amended to the extent required to render it enforceable.

8. NONSOLICITATION. Rice shall not, at any time within the twelve (12) consecutive months immediately after the Termination Date, either directly or indirectly:
8.1. Disclose Contact Information. Make known to any person the names and addresses, or other contact information, of any of the customers, suppliers, or other persons having significant business relationships with the Company within the information technology industry, so that such person could affect, or attempt to affect, any of those relationships to the detriment of the Company; or
8.2. Solicit Employees. Solicit, recruit, or hire, or attempt to solicit, recruit, or hire, any employee or consultant of the Company, or in any other manner attempt to induce any employee or consultant of the Company to leave the employ of the Company or cease his or her consulting or similar business relationship with the Company. References in this Article 8.2 to “any employee or consultant” shall include any person who was an employee or consultant of the Company at any time within the six (6) consecutive months preceding, and including, the Termination Date.
9. DEVELOPMENTS. Rice shall promptly disclose to the Company all inventions, discoveries, improvements, processes, formulas, ideas, know-how, methods, research, compositions, and other developments, whether or not patentable or copyrightable, that Rice, by himself or in conjunction with any other person, conceives, makes, develops, or acquires during the Term which (i) are or relate to the properties, assets, or existing or contemplated business or research activities of the Company, (ii) are suggested by, arise out of, or result from, directly or indirectly, Rice’s association with the Company (including, but not limited to, any finders’ fees payable to Rice as a result of financing transactions undertaken by the Company), or (iii) arise out of or result from, directly or indirectly, the use of the Company’s time, labor, materials, facilities, or other resources (“Developments”).
Rice hereby assigns, transfers, and conveys to the Company, and hereby agrees to assign, transfer, and convey to the Company during or after the Term, all of his right and title to and interest in all Developments. Rice shall, from time to time upon the request of the Company during or after the Term, execute and deliver any and all instruments and documents and take any and all other actions which, in the judgment of the Company or its counsel, are or may be necessary or desirable to document any such assignment, transfer, and conveyance to the Company or to enable the Company to file and process applications for, and to acquire, maintain, and enforce, any and all patents, trademarks, registrations, or copyrights with respect to any of the Developments, or to obtain any extension, validation, re-issue, continuance, or renewal of any such patent, trademark, registration, or copyright. The Company will be responsible for the preparation of any such instrument or document and for the implementation of any such proceedings and will reimburse Rice for all reasonable expenses incurred by him in complying with this Article 9.

10. INDEMNIFICATION. To the extent Rice is an officer or director of the Company, the Company shall include Rice under any existing or future (i) directors’ and officers’ liability insurance policy that the Company obtains and maintains or (ii) indemnification agreements between the Company and other executives of the Company. Subject to the foregoing sentence, the Company will indemnify Rice to the fullest extent permitted by the laws of the Company’s state of incorporation in effect at that time or by the articles or certificate of incorporation and by-laws of the Company, whichever affords the greater protection to Rice.
11. CERTAIN REMEDIES. Any breach or violation by Rice of any of Articles 6, 7, 8, and 9 shall entitle the Company, as a matter of right, to an injunction issued by any court of competent jurisdiction, restraining any further or continued breach or violation, or to specific performance requiring the compliance with Rice’s covenants. This right to an injunction or other equitable relief shall be in addition to, and not in lieu of, any other remedies to which the Company may be entitled. The existence of any claim or cause of action of Rice against the Company, or any parent, subsidiary or affiliate of the Company, whether based on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of Rice’s covenants in any of Articles 6, 7, 8, and 9. The covenants in Articles 6, 7, 8, and 9 and in this Article 11 shall survive the termination of Rice’s employment under this Agreement.
12. BINDING AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and Rice and their respective legal representatives, heirs, executors, administrators, and successors and assigns (as permitted by this Article 12), including any successor to the Company by merger, consolidation, or reorganization and any other person that acquires all or substantially all of the business and assets of the Company. The Company shall have the right, without the need for any consent from Rice, to assign its rights, benefits, remedies, and obligations under this Agreement to one or more other persons. The rights, benefits, remedies, and obligations of Rice under this Agreement are personal to Rice, however, and may not be assigned or delegated by him; except that this shall not preclude (i) Rice from designating one or more beneficiaries to receive any amount or benefit that may be paid or provided after Rice’s death or (ii) the legal representative of Rice’s estate from assigning any right or benefit under this Agreement to the person or persons entitled thereto under Rice’s will or the laws of intestacy applicable to Rice’s estate, as the case may be.
13. SEVERABILITY. If any provision of this Agreement is found to be invalid or unenforceable for any reason, then (i) that provision shall be severed from this Agreement, (ii) this Agreement shall be construed and enforced as if that invalid or unenforceable provision never constituted a part of this Agreement, and (iii) the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law. Further, in lieu of that invalid or unenforceable provision, there shall be added to this Agreement a provision as similar in its terms to that invalid or unenforceable provision as may be possible and be valid and enforceable.
14. NOTICES. Any notice, request, or other communication to be given by either Party under this Agreement by to the other shall be in writing and either (i) delivered in person, (ii) delivered by prepaid same-day or overnight courier service, (iii) sent by certified mail, postage prepaid with return receipt requested, or (iv) transmitted by facsimile, in any case addressed to the other Party as follows:

To the Company:	Rural Hospital Acquisitions LLC.
3555 N.W. 58th Streeet, Suite 700
Oklahoma City, Oklahoma 73112
Attention:
Facsimile:

with a copy (which shall not constitute notice) to:

K&L Gates, LLP
1717 Main Street, Suite 2800
Dallas, TX 75201
Attn: I. Bobby Majumder, Esq.
Facsimile: (214) 939-5849

To Rice:	Thomas Rice
Address: Facsimile:
or to such other address or facsimile number as the Party to be notified may have designated by notice previously given in accordance with this Article 14. Communications delivered in person or by courier service shall be deemed given and received as of actual receipt (or refusal) by the addressee. Communications transmitted by facsimile shall be confirmed by (and deemed effective as of receipt of) appropriate answer back. Communications mailed as described above in this Article 14 shall be deemed given and received three (3) business days after mailing or upon actual receipt, whichever is earlier.
15. CERTAIN DEFINED TERMS. In this Agreement, (i) “person” means an individual or any corporation, partnership, trust, unincorporated association, limited liability company, or other legal entity, whether acting in an individual, fiduciary, or other capacity, and any government, court, or governmental agency, (ii) “include” and “including” do not signify any limitation, (iii) “Article” and “Section” means any Article and any Section, respectively, of this Agreement, unless otherwise indicated, (iv) an “affiliate” of a person means any other person controlling, controlled by, or under common control with that person, and (v) “business day” means any Monday through Friday, other than any such weekday on which the executive offices of the Company are closed. In addition, the use in this Agreement of “year,” “annual,” “month,” or “monthly” (or similar terms) to indicate a measurement period shall not itself be deemed to grant rights to Rice for employment or compensation for that period.
16. ENTIRE AGREEMENT. This Agreement, with Exhibit “A”, constitutes the entire agreement between the Company and Rice with respect to the subject matter hereof and supersedes any prior agreement between the Company and Rice with respect to the same subject matter.
17. MODIFICATION AND WAIVER. No amendment to or modification of this Agreement, or waiver of any term, provision, or condition of this Agreement, will be binding upon a Party unless the amendment, modification, or waiver is in writing and signed by the Party to be bound. Any waiver by a Party of a breach or violation of any provision of this Agreement by the other Party shall not be deemed a waiver of any other provision or of any subsequent breach or violation.

18. GENDER. Whenever the context requires in this Agreement, words denoting gender in this Agreement include the masculine, feminine, and neuter.
19. GOVERNING LAW; VENUE. This Agreement, and the rights, remedies, obligations, and duties of the Parties under this Agreement, shall be governed by, construed in accordance with, and enforced under the laws of the State of Delaware. The exclusive venue of any action or proceeding relating to this Agreement or its subject matter shall be in Los Angeles, California.
20. COUNTERPARTS. This Agreement may be executed in counterparts, each of which constitutes an original, but all of which constitute one and the same document.
The Parties have executed this Agreement to be effective as of the date stated in the first paragraph.

THE COMPANY:		EMPLOYEE:

Rural Hospital Acquisitions LLC,
an Oklahoma Limited Liability Company

Signature

By:

Printed Name
Its:	Manager

EXHIBIT “A”
Settlement Agreement, General Release, and Covenant Not to Sue

EXHIBIT “A”
SETTLEMENT AGREEMENT,
GENERAL RELEASE, AND COVENANT NOT TO SUE
This Settlement Agreement, General Release, and Covenant Not to Sue (“Agreement”) is made and entered into as of the  _____  day of  _____  ,  _____  , by and between  _____  (“Employee”) and  _____  , a  _____  corporation (the “Company”), hereinafter collectively referred to as the “parties”.
Recitals
WHEREAS, Employee was employed by the Company as  _____  under the terms of an Executive Employment Agreement dated as of  _____  , 200  _____  (the “Employment Agreement”);
WHEREAS, Employee’s employment under the Employment Agreement shall terminate effective  _____  ,  _____  (the “Termination Date”); and
WHEREAS, the parties desire to settle fully and finally, in the manner set forth herein, all differences between them which have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including, but in no way limited to, any and all claims and controversies arising out of the Employment Agreement, the employment relationship between Employee and the Company, and the termination thereof;
Agreement
NOW, THEREFORE, in consideration of the Recitals and the mutual promises, covenants and agreements set forth herein, the parties covenant and agree as follows:
1. Employee, for himself or herself and on behalf of his or her attorneys, heirs, assigns, successors, executors, and administrators, IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES the Company, its current and former parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, limited liability companies, and other entities, their successors and assigns, and the current and former owners, members, shareholders, managers, directors, officers, partners, employees, agents, attorneys, representatives, and insurers of said corporations, firms, associations, partnerships, limited liability companies, and other entities, and their guardians, successors, assigns, heirs, executors, and administrators (hereinafter collectively referred to as the “Releasees”), from any and all claims, complaints, grievances, liabilities, obligations, promises, agreements, damages, causes of action, rights, debts, demands, controversies, costs, losses, damages, and expenses (including, without limitation, attorneys’ fees and expenses) whatsoever, other than any arising under this Agreement, under any municipal, local, state, or federal law, common or statutory — including, but in no way limited to, claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621, et seq. — for any actions or omissions whatsoever, whether known or unknown and whether or not connected with the Employment Agreement, the employment of Employee by the Company, or the termination thereof, which existed or may have existed prior to, or contemporaneously with, the execution of this Agreement.

2. Employee, for himself or herself and on behalf of his or her attorneys, heirs, assigns, successors, executors, and administrators, COVENANTS NOT TO SUE OR OTHERWISE CONSENT TO PARTICIPATE IN ANY ACTION AGAINST, any of the Releasees based upon any of the claims and other matters released in paragraph 1 of this Agreement.
3. Employee agrees that he or she will keep the terms, amount, and fact of this Agreement STRICTLY AND COMPLETELY CONFIDENTIAL and that he or she will not communicate or otherwise disclose to any employee (past, present, or future) of the Company or any of the other Releasees or to a member of the general public the terms, amount, or fact of this Agreement, except as may be required by law or compulsory process.
4. Employee waives and releases forever any right or rights he or she might have to employment, reemployment, or reinstatement with the Company or any of the other Releasees, except as may be provided under the terms of this Agreement.
5. Upon the expiration of seven (7) days after Employee’s execution of this Agreement, the Company agrees to pay or provide Employee the Severance Payment as provided (and defined) in the Employment Agreement.
6. The parties hereto recognize that, by entering into this Agreement, the Company does not admit, and does specifically deny, any violation of any local, state, or federal law, common or statutory. The parties further recognize that this Agreement has been entered into in release and compromise of any claims which might be asserted by Employee in connection with his or her employment by the Company, or the termination thereof, and to avoid the expense and burden of any litigation related thereto.
7. The parties acknowledge and agree that in the event Employee materially breaches any provision of this Agreement, (a) Employee will indemnify and hold the Company harmless from and against any and all resulting damages, expense, or loss incurred by the Company (including, without limitation, attorneys’ fees and expenses), (b) Employee will immediately repay to the Company in full any payment made to him or her under the provisions of this Agreement, and (c) the Company will be entitled to file counterclaims against Employee for breach of the covenant not to sue and may recover from Employee any payment not repaid to the Company, as required by clause (b) of this paragraph 7, as well as any and all other resulting actual or consequential damages.
8. One or more waivers of a breach of any covenant, term, or provision of this Agreement by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term, or provision, nor shall it be considered a waiver of any other then existing or subsequent breach of a different covenant, term, or provision.

9. If any provision or term of this Agreement is held to be illegal, invalid, or unenforceable, (a) such provision or term shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never constituted part of this Agreement, and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision or term there shall be added automatically as a part of this Agreement another provision or term as similar to the illegal, invalid, or unenforceable provision as may be possible and that is legal, valid, and enforceable.
10. The parties agree that should one party sue the other party for a breach of any provision of this Agreement, the prevailing party shall be entitled to recover its attorneys’ fees and costs of court. Each party shall have the right to sue for specific performance of this Agreement, and for declaratory and injunctive relief.
11. Either party may revoke this Agreement, within seven (7) days of the date of its execution by Employee (the “Revocation Period”), by written notice to the other party. Employee agrees that if he or she revokes this Agreement, he or she shall receive none of the benefits provided for under its terms. Employee further understands and agrees that, unless the Company receives from Employee, prior to the expiration of the Revocation Period, written notice of his or her revocation of this Agreement, this Agreement and all of its terms shall have full force and effect, and Employee shall have forever waived his or her right to revoke this Agreement.
12. This Agreement constitutes the entire agreement of the parties, and supersedes all prior and contemporaneous negotiations and agreements, oral or written, between the parties. All prior and contemporaneous negotiations and agreements are deemed incorporated and merged into this Agreement and are deemed to have been abandoned if not so incorporated. No representations, oral or written, are being relied upon by either party in executing this Agreement other than the express representations of this Agreement. This Agreement cannot be changed or terminated without the express written consent of the parties.
13. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except where preempted by federal law.

14. By executing this Agreement, Employee acknowledges that (a) this Agreement has been reviewed with him or her by a representative of the Company (see Attachment “A”, which is attached hereto and incorporated herein by reference), (b) he or she has had at least twenty-one (21) days to consider the terms of the Agreement (see Attachment “A”), and has considered its terms for that period of time or has knowingly and voluntarily waived his or her right to do so, (c) he or she has been advised by the Company in writing to consult with an attorney regarding the terms of the Agreement (see Attachment “A”), (d) he or she has consulted with, or has had sufficient opportunity to consult with, an attorney of his or her own choosing regarding the terms of the Agreement, (e) any and all questions regarding the terms of this Agreement have been asked and answered to his or her complete satisfaction, (f) he or she has read this Agreement and fully understands its terms and their import, (g) except as provided by this Agreement, he or she has no contractual right or claim to the benefits described herein, (h) the consideration provided for herein is good and valuable, and (i) he or she is entering into this Agreement voluntarily, of his or her own free will, and without any coercion, undue influence, threat, or intimidation of any kind or type whatsoever.

EXECUTED in  _____  ,  _____  this  _____  day of  _____  , 200  _____  ..

EMPLOYEE:

Date:

THE STATE OF	§
§
COUNTY OF	§
BEFORE ME, the undersigned, a Notary Public, on this day personally appeared  _____  , known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he or she executed the same for the purposes and consideration therein expressed.
GIVEN UNDER MY HAND AND SEAL OF OFFICE this  _____  day of  _____  , 200  _____  ..

Notary Public, State of
[SEAL]

EXECUTED in  _____  , Texas, this  _____  day of  _____  , 200  _____  ..

THE COMPANY:

By:

Its:

THE STATE OF	§
§
COUNTY OF	§
BEFORE ME, the undersigned, a Notary Public, on this day personally appeared  _____  ,  _____  of  _____  , known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he or she executed the same as the act of that company for the purposes and consideration therein expressed.
GIVEN UNDER MY HAND AND SEAL OF OFFICE this  _____  day of  _____  , 200  _____  ..

Notary Public, State of
[SEAL]

ATTACHMENT “A”
NOTICE OF RIGHTS
Attached hereto you will find a proposed Settlement Agreement, General Release, and Covenant Not to Sue (“Agreement”) with respect to the termination of your employment. It is required by law that you be given at least 21 days from the date of receipt of the proposed Agreement within which to consider its terms. During this period, please feel free to contact the person listed below to ask any questions regarding the Agreement, including, but not limited to, the definitions of words which you do not know and the meanings of phrases, sentences, or paragraphs which you do not understand. It is recommended that you consult with an attorney regarding your legal rights with respect to the Agreement during this 21-day period.
ACKNOWLEDGMENT OF RECEIPT
I acknowledge that I received a copy of  _____  ’s proposed Settlement Agreement, General Release, and Covenant Not to Sue at  _____  :  _____  ..m. this  _____  day of  _____  ,  _____  , and that the Agreement and the Notice of Rights above have been reviewed with me by the person listed below.

EMPLOYEE:

Date:

COMPANY:

By:

Its: